Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
SUPPLY CONTRACT
dated as of January 3. 2006 by and among
Eurand S.p.A., a company incorporated under the laws of Italy, with offices at Via Martin Luther King, 13, 20060 Pessano con Bornago — Milan, Italy (hereafter called Customer)
and
Nordmark Arzneimittel GmbH & Co., a company incorporated under the laws of Germany, with offices at Pinnaualle, 4 25436 Uetersen — Germany (hereafter called Supplier)
(each a “Party” and Eurand and Nordmark, the “Parties”).

PREAMBLE
A.	Whereas, Customer manufactures drug products containing Pancreatin *** (hereafter called the Drug Product);

B.	Whereas, Customer is also planning to apply in its own name for a Marketing Authorization for the Drug Product in the USA, Europe and any other markets and — upon registration — to distribute directly or indirectly the Drug Product in the USA, Europe and any other markets; and wishes to be supplied by Supplier with Pancreatin of a specified quality, as defined in Article 1 and;

C.	Whereas, Supplier manufactures APIs and drug products and is the holder of the manufacturing authorizations issued by the competent authorities.

D.	Whereas, Supplier wishes to supply Customer with Pancreatin.
NOW THEREFORE, the Parties agree the following terms and conditions for the supply of Pancreatin.
DEFINITIONS
Affiliate means a company or other entity or organization or person that owns or controls, is owned or controlled by or is under common ownership or control with another company or other entity or organization or person.
API means Active Pharmaceutical Ingredient.
cGMP means current Good Manufacturing Practice as defined in the guidelines Part II (Basic Requirements for Active Substances used as Starting Materials) of the “The Rules Governing Medicinal Products in the European Union” (Volume 4, EU Guidelines to Good Manufacturing Practice Medicinal Products for Human and Veterinary Use) and the FDA Guidance for Industry Q7A (Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients).
Contract is this agreement for the non-exclusive supply by Nordmark to Eurand of the Contracted Product.
Costs means any cost or expense, including reasonable attorneys’ fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation.
Current Supply Agreement means the agreement signed between the Parties *** and ***.
Delivery Date means the date set forth in the Orders with which Customer requests Supplier to deliver Contracted Product to Customer’s warehouse.
Drug Product means drug products *** Pancreatin ***.

Lead Time means the time mutually agreed upon (as specified in Appendix 3) for each individual Contracted Product, in advance of any requested Delivery Date, by which an Order must be placed by Customer for Supplier to be obligated to deliver by the Delivery Date under this Contract.
Marketing Authorization means any approvals, authorizations, licenses or registrations from a relevant health authority for the distribution, promotion, marketing and sale of a drug product.
Order means the written purchase orders by fax or by e-mail placed by Customer to Supplier as defined in Article 3.2.
Quality Agreement (attached to this Contract as Appendix 4) means the agreement between Supplier and Customer defining the roles and responsibilities of the Supplier’s Quality Department when providing services for Customer. This agreement also defines how the Supplier’s and Customer’s Quality Departments will interact with each other.
Recall means any action to recover title or possession or halt distribution, prescription, or consumption of Contracted Product or Drug Product sold or shipped to third parties. The term “Recall” also applies to Contracted Product or Drug Product due to non-conformities identified in the Contracted Product that would have been subject to recall if it had been shipped.
Regulatory Authorities means the US FDA, the European authorities (the EMEA and competent authority of each single EU member state), and any other regulatory authority where a request for Marketing Authorization of a drug product containing the Contracted Product has been or will be filed or Marketing Authorization has been or will be obtained.
Service Level means the level of service that the Supplier guarantees to the Customer according to Article 3.5.
Article 1
Subject of the Contract
1.1 This Contract is for the *** purchase by Customer from Supplier and the *** sale by Supplier to Customer of the *** Pancreatin (hereafter called the Contracted Product) as set out in the Specifications attached to this Contract as Appendix 1 (the Specifications). The Specifications also include the different Customer codes of the Contracted Product.
1.2 Customer undertakes to purchase from Supplier at least *** of the Contracted Product having Customer codes *** (or any future code relating to the *** and ***. Supplier undertakes to supply Customer with up to 100% of Customer’s total requirements of the Contracted Product, if *** by Customer. Given the strategic importance of the Drug Product for Customer, it is Customer’s intention and strategy not to be dependent on one supply source, but to have alternative suppliers of the Contracted Product.
1.3 Supplier recognizes the right of the Customer to purchase up to 100% of all its requirements of the Contracted Product from other suppliers (the Customer being thereby released from its obligations under Article 1.2) should Supplier be unable to *** Customer with the Contracted Product both in terms of *** and ***. However, Customer shall use its reasonable commercial efforts to reinstate its obligation under Article 1.2 as soon as Supplier is once again able to supply the Contracted Product to Customer in accordance with the *** *** requirements of this Contract. Subject to Article 8 Supplier shall indemnify Customer for any amount paid to the

*** exceeding the agreed upon price. Such indemnity will not apply to the first Order that Supplier has been *** in accordance with this Contract.
1.4 Customer shall be entitled to modify the Specifications at any time in the event that such modification is necessary or expedient based upon regulatory requirements. In any other circumstances, Customer may modify the Specifications with the *** of ***, which *** shall not be ***. In the event that such modifications have a significant impact on the *** of the Contracted Product or the ***, the Parties shall negotiate in good faith to amend this Contract to reflect the new *** and/or ***.
The Customer’s share of costs for modifying the Specifications shall be established by the Parties taking into account (a) the possibility for the Supplier to also *** with its *** customers and (b) that *** shall *** be responsible for the entire or a *** share of such cost.
The Supplier undertakes to timely modify the Specifications even if the negotiations between the Parties regarding the new *** and *** are still pending.
If the Parties ***, in good faith, agree upon a *** and/or *** for the modified products within three months of the date of the Customer’s or competent authority’s written *** for a *** of the Specifications, then the Contract will remain in force but Customer shall be released from its obligations under Article ***.
1.5 Any new agreed upon ***, or new Pancreatin *** with the agreed upon prices, will automatically be an integral part of the Contract and included in Appendix 1 — “Specifications of the Contracted Product” and Appendix 2 — “Determination of the Prices”.
Article 2
Supply
2.1 Supplier undertakes to supply the requirements of Customer for the Contracted Product in accordance with Articles *** and *** for the term of the Contract as set out in Article 9. Under no circumstance shall Supplier *** or otherwise *** its obligations under this Contract to any ***, including any ***, without the prior written approval of Customer.
2.2 Any (previously authorized) *** executed by Supplier in connection herewith shall be fully consistent with the provisions of this Contract and any relevant Sale/Purchase Contract, including Customer’s right of *** to any of the sub-contractors’ ***.
2.3 Supplier shall be and remain in any case fully and solely responsible for any *** or any *** in the performance of this Contract or any Sale/Purchase Contract, even when directly or indirectly attributable to the responsibility of any of its sub-contractors.
Article 3
Forecast and orders
3.1 Exclusively in order to facilitate Supplier in carrying out production planning appropriately, Customer will provide Supplier with a non-binding estimate of Customer’s annual requirements for the Contracted Product for each calendar year by September 30th of the previous calendar year. A more detailed non-binding forecast shall be given by Customer to Supplier by October 31st of each calendar year, setting out the anticipated quantities on a month by month basis. Such forecast shall be updated quarterly by Customer, and sent to Supplier two months before the end of the calendar quarter prior to the calendar quarter to which such estimate relates. None of such estimates however will constitute a binding order by the Customer. The sole document which shall be binding upon the Customer, shall be any purchase order issued pursuant to Articles 3.2 and 3.3.
3.2 Customer will place firm written purchase orders by fax or by e-mail (hereafter “Order”) with Supplier for the Contracted Product, specifying the quantity and the Customer Code of the ordered Contracted Product, no later than the designated Lead Time (as foreseen in Appendix 3) before the required Delivery Date. The Delivery Date set out in the Order is the date upon which delivery is to be made to the Customer’s warehouse. Supplier shall deliver the Contracted Product so ordered on the Delivery Date, or not earlier or not later than *** working *** with respect to the Delivery Date designated on the applicable Order unless otherwise provided below. Supplier will acknowledge receipt of the Order by sending an Order confirmation to Customer by fax or e-mail within one (1) week of receipt of the Order. However, such confirmation to Customer shall be required for information purposes only since the receipt by Supplier of an Order (provided that it is in accordance with the provisions of this Contract) shall entail the immediate and automatic execution of a sale/purchase contract for the relevant ordered Contracted Product (each, a Sale/Purchase Contract) which shall be governed by this Contract and the specific provisions of the Order.
3.3 Customer will be entitled to place Orders for amounts exceeding the quarterly estimated quantities as set out in Article 3.1 above. In such case, the Supplier shall be obligated to fulfill such Orders up to a maximum of *** percent) above such quarterly estimate in accordance with the terms of this Contract, as set out in Article 3.2. For any quantities ordered in excess of *** of the quarterly estimate, Supplier will use its reasonable commercial efforts to supply these additional requirements as close to the specified Delivery Date as possible and will inform Customer within *** of receiving the Order on which date such additional quantities of Contracted Product (i.e. in excess of ***) will be delivered. Notwithstanding the above, Supplier shall supply the excess quantity no later than the beginning of the immediately following calendar quarter provided that there is not less than *** weeks until that date. Customer however has the right to cancel the Order and order the relevant Contracted Product from another supplier if such a delay is not acceptable and must inform the Supplier of such cancellation immediately.
3.4 Independently of that which is provided for in Art. 3.3, Supplier shall continuously keep a security stock free of charge for each Customer code of the Contracted Product, of a total quantity that corresponds to the average *** foreseen for a period of *** months as determined in the Customer’s *** applicable from time to time, in order to satisfy both unforeseen and urgent requests from Customer and to be able to supply ordered Contractual Product should Supplier have any production problems for whatever reason.
Should the Drug Product only be allowed by the FDA to be manufactured with Contracted Product only *** from ***, the Supplier undertakes to execute long term supply contracts with *** of *** in order to ensure the availability of *** to manufacture the Contracted Product.
3.5 With the exception of *** events pursuant to Article ***, Supplier guarantees the following service level (hereinafter called the Service Level):
(a) Subject to the *** of any Contracted Products subject of Orders received from Customer in any calendar year shall be delivered no later than the required Delivery Date. In the event that any Order contains requirements for more than one code of the Contracted Product, Supplier shall be obliged to supply by the required Delivery Date a minimum of *** of each ordered code.

(b) Subject to Articles ***, the delivery of all other Contracted Product subject of Orders (i.e. the remaining ***) which are not delivered by the required Delivery Date, shall be delivered by no more than *** weeks from the required Delivery Date. In such a case, Customer will be notified as soon as possible in writing by Supplier of the *** of delivery of such delayed Contracted Product.
(c) In the event that any portion of any lot of delivered Contracted Product is incomplete or does not meet the Specifications, the entire lot will be considered *** and not to have been delivered by the Delivery Date, provided that the *** in the lot is due to the fault of Supplier.
Should the Service Level not be met in relation to any *** period (from *** to *** of each year), Customer shall be released from its purchase obligations under Article 1.2 in the following ***. If the Service Level is achieved in such following contractual year, the original purchase obligation as foreseen in Article 1.2 shall be reinstated starting from the subsequent year (e.g. Service Level not met during 2008, then Customer is released from its purchase obligations under Article 1.2 in 2009. If during 2009 the Service Level is met, the original purchase obligation as foreseen in Article 1.2 shall be reinstated starting from 2010).
Article 4
Conditions of supply
4.1 Deliveries of the Contracted Product shall be at *** as indicated in the relevant Order (***, all costs included).
4.2 Without prejudice to Article 5, Supplier shall enclose in each lot of delivered Contracted Product (Supplier will use reasonable commercial efforts in good faith to *** the minimum number of lots to fulfill Orders where the minimum lot shall be not less than ***) a certificate of compliance stating that the Contracted Product meets the Specifications. The minimum quantity of Contracted Product per Order shall be ***. The Contracted Product delivered by Supplier shall have at least *** of *** or retest period, as set out in the certificate of analysis referred to in Article 4.3 (for example, if the retest period is ***, Customer will not accept batches of Contracted Product that are due to be retested earlier than *** months from their delivery).
4.3 Supplier shall perform all the *** and *** quality control tests and quality assurance reviews on the Contracted Product as are required by the Supplier’s last DMF (Drug Master File) for the *** control tests and the Specifications for the *** tests, and shall certify in writing to Customer that each batch of the Contracted Product delivered to Customer was manufactured in conformity therewith and that the Contracted Product contained in each shipment complies with the Specifications, and the other terms and conditions of this Contract. All deliveries of Contracted Product by Supplier shall be accompanied by all appropriate documentation required under applicable laws in order for Customer to offer the Contracted Product for sale, including (i) a certificate of analysis as provided for by the cGMP and (ii) a *** or quality control certification that the Contracted Product supplied hereunder has been manufactured in conformity with cGMPs and other applicable regulations, which will be added to the certificate of analysis form by Supplier.
4.4 Customer undertakes that it shall inspect each lot of the delivered Contracted Product promptly upon receipt at Customer’s plant, to verify that the lot is complete and was not damaged in shipment and will promptly inform Supplier of any non-compliance. Customer will subsequently test the Contracted Product in accordance with the Specifications. Supplier shall keep “***” samples of Contracted Product under proper storage conditions as specified in *** (***) and will be responsible for all *** testing of the Contracted Product, as required to meet *** requirements (as they may be amended from time to time).

4.5 In the event of *** the Specifications or shortages being found during the Customer’s tests as provided for in Article 4.4, Customer shall send a report to Supplier as soon as possible and in any event within *** weeks of receipt of the Contracted Product at Customer’s warehouse. Should Supplier and Customer agree that the claim is ***, Supplier undertakes to supply Customer free of charge and as soon as possible (but in any event not later than *** *** at Customer’s warehouse from the date of the notice of claim) with a *** quantity of the Contracted Product. Supplier shall also reimburse to Customer all *** costs and expenses incurred by it arising out of or in connection with the *** of the Contracted Product delivered by Supplier.
Any dispute arising between Customer and Supplier concerning the *** of any delivery of Contracted Product with the Specifications which cannot be settled between the two Parties, shall be submitted to an independent expert appointed by both Parties and the relevant cost will be borne by the Party ***.
The decision of said expert shall be binding on Supplier and Customer. However, in the event of dispute and whilst awaiting the decision ***, Supplier undertakes to supply Customer as soon as possible, but in any event not later than *** weeks at Customer’s warehouse from the date of the notice of claim, with a replacement quantity of the Contracted Product.
The charges, including the fees and expenses of the expert, relating to any dispute described in this paragraph shall be paid by *** if the expert declares the delivery *** conformity with the Specifications and/or the relevant Order and by *** if the expert declares the delivery to be *** with the *** and/or the relevant Order. The sole remedy for shortages of the Contracted Product or the rejection of Contracted Product that does not *** shall be Supplier’s *** Contracted Product as soon as possible and *** in accordance with *** Article ***.
4.6 Upon request of Customer, Supplier agrees to provide Customer with the documentation described in the Quality Agreement.
4.7 The execution by Customer of any *** or ***, as well as of any other document released upon any *** and *** made at any time on the Contracted Product shall not discharge Supplier from any of its obligations and liabilities under Article 5 “Warranties”, or from any liability or responsibility deriving from the existence or the subsequent arising out or discovery of any ***, *** or *** affecting the Contracted Product.
Article 5
Warranties
5.1 Without prejudice to its obligations to supply Customer with up to *** of Customer’s total *** of the Contracted Product, if requested by Customer. Supplier warrants a *** capacity of up to *** Should Customer require quantities exceeding the ***, the Parties will make specific agreements in good faith to meet Customer’s ***.
5.2 Supplier warrants to have all the authorizations, licenses and permits necessary to carry out the activities contemplated by this Contract and, generally, to perform all its obligations provided for hereunder and that it shall operate in full compliance with the laws and regulations applicable from time to time, also in the future, in relation to this Contract. Without prejudice to the generality of the foregoing, Supplier undertakes to seek to *** from the ***, *** as an API manufacturer for the USA, Europe and other markets, to pass any regulatory inspection and undertakes to continuously satisfy all the relevant necessary regulatory requirements and maintain a *** to the cGMP regulations (FDA, EU and other markets) for the purposes of maintaining such regulatory approval.
5.3 Supplier warrants that the Contracted Product shall, when delivered to Customer, be free from defects of any kind (including materials, workmanship and manufacturing process) and comply with the Specifications.***
5.4 Supplier warrants that the Contracted Product shall be produced in a facility and in a manner compliant with current *** and *** and all other applicable laws and in accordance with the Quality Agreement. Furthermore, Supplier warrants that its personnel that will carry out the activities contemplated by this Contract shall have the necessary qualifications, skills and organisation to correctly perform such activities and will not need to sub-contract any of them. Supplier also warrants the availability of the necessary number of its personnel to duly carry out such activities. Supplier also represents and warrants that it complies and shall comply with all laws and regulations applicable from time to time, also in the future.
5.5 Supplier further warrants that upon delivery to Customer‘s warehouse the Contracted Product will not have been adulterated or misbranded in any way.
5.6 Supplier warrants that the Contracted Product worldwide will not infringe or violate any patent or other industrial or intellectual property right of any third party.
5.7 Supplier’s warranty obligations under this Article 5 shall continue as to each delivered Contracted Product for a period of *** from its delivery to Customer.
5.8 Each Party represents that it has maintained and shall maintain during the term of this Contract, as well as *** after termination of this Contract, sufficient product liability insurance, with appropriate policy limits, to cover the risks associated with the performance of its obligations under this Contract, but in any event each Party shall maintain pharmaceutical product liability insurance with limits not less than *** and *** in the aggregate for *** and *** damage. Each Party agrees to provide the other Party with copies of certificates of insurance, when applicable, upon request as written evidence of such coverage.
5.9 Supplier will maintain appropriate records to enable the immediate identification of any *** of the Contracted Product delivered to Customer.
Article 6
Delivery price
6.1 The price of the Contracted Product and the rules that *** are specified in Appendix 2 of this Contract.

Article 7
Payment conditions
7.1 The *** for the Contracted Product shall be paid within *** days from the date of the Supplier’s invoice, which shall be issued by the Supplier not earlier than the date of shipment of the relevant Contracted Product.
7.2 Customer shall be entitled to *** (if it is the case also on a provisional basis) any amount due to Supplier hereunder (and at any rate suspend the relevant payment pursuant to Article 1460 of the Italian Civil Code) *** any amount which is or may become *** by Supplier to Customer under this Contract.
Article 8
Force Majeure
8.1 Each of the Parties shall be excused from the performance or delay in performance of its obligations under this Contract in the event such performance is prevented by Force Majeure (as defined in the next sentence) and such performance shall be excused as long as the condition constituting such Force Majeure continues plus an additional *** after termination of such condition; provided, that the non-performing Party shall provide prompt notice to the other Party of the particulars of the occurrence constituting Force Majeure and of its cessation and the non-performing Party uses commercially reasonable efforts to remove the hindrance and to fulfill its obligations. Force Majeure shall mean any cause or causes which wholly or partially prevent or delay the performance of obligations arising under this Contract and which are not reasonably within the control of the non-performing Party, including Acts of God, government regulations, labor disputes (only at ***), floods, fires, ***, embargoes, *** of ***, or any delays in transportation or detention by customs, health or other government authorities.
Article 9
Duration of contract — Termination
9.1 This Contract shall come into force (the Effective Date) from the date of the *** grant of the *** in the *** and will expire on the *** anniversary of such date, unless earlier terminated as set forth in Article 9.2. It is hereby agreed that *** year before the expiration date the Parties shall meet to discuss and negotiate the possible extension or renewal of this Contract. The Parties recognize that the date of registration and the subsequent Drug Product launch very much depend on the collaboration between the Parties and the preparation by both Parties of the data to be provided to the FDA. The Customer foresees the date of registration as taking place by ***.
9.2 An event of default under this Contract shall be deemed to exist upon the occurrence of any one or more of the following events:
(a) failure by Supplier to correctly and fully perform any of its obligations under Articles *** *** and ***.
(b) failure by Customer to *** and fully perform any of its obligations under Articles ***.

(c) failure by either Party hereto to perform fully any *** provision of this Contract and such breach continues (i) for a period of *** days after notice of such non-performance or (ii) if the non-performing Party shall commence within such *** days and shall thereafter proceed with all due diligence to cure such failure and such failure is not cured within such longer period (not to exceed ***) as shall be reasonably necessary for such Party to cure the same with all due diligence;
(d) either Party liquidates its business; there is a request to appoint a receiver, administrator or similar officer over any of such Party’s assets or business; a Party makes an arrangement for the benefit of its creditors; or a Party goes into liquidation or is submitted to any other insolvency procedure.
9.3 Upon the occurrence and during the continuation of any event of default hereunder, the Party not in default shall have the right, at its option, to terminate this Contract in whole or terminate only the Sale/Purchase Contract affected by the event of default and to pursue any other remedies provided under this Contract or now or hereafter existing under the applicable law.
Article 10
Recall
10.1 In the event of an actual or threatened Recall of the Drug Product required *** by a governmental agency or authority of competent jurisdiction, or if a Recall is *** by either Party, or jointly *** by both Parties, such Recall shall be promptly implemented and administered by *** in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices. The Costs of any such Recall shall be borne by *** whose *** *** the Recall to be necessary. Supplier shall have no obligation to *** of a Recall to the extent such Recall is (a) caused by *** occurring after such *** is sold by ***; (b) due to *** or *** defects for which *** has *** responsibility; or (c) due to any other *** by Customer of its duties under this Contract, unless such Recall is due to a *** by both Supplier and Customer of their *** under this Contract.
10.2 If any of Supplier, Customer or any governmental authority having jurisdiction *** or *** a Recall due to a *** in the manufacture, processing, packaging or labeling of the Contracted Product or Drug Product caused in whole or in part by *** (a Recall Defect), the most diligent Party shall immediately notify the other Party thereof. Prior to commencing any Recall, Customer shall *** with Supplier the *** for a Recall, and if such Recall is the *** of Supplier as a result of a *** caused by *** the proposed manner in which Customer shall conduct the Recall. If the Recall is *** in whole or in part by ***, Supplier shall assist *** in the Recall in the manner agreed upon in as *** a manner as possible and in such a way as to cause the least disruption to business, and to preserve the goodwill and reputation of their respective customers.*** 10.3 With respect to any Recall caused by the negligence, mistake, fault, error or omission of Supplier, its Affiliates, or subcontractors (including any adulteration or misbranding of the Contracted Product by Supplier, or any introduction of the Contracted Product into commerce in violation of any applicable rule, statute, regulation or governmental requirement by Supplier), with respect to any Recall resulting from a Recall Defect caused by Supplier, Supplier shall:*** (i) reimburse Customer and its Affiliates for any and all *** directly incurred by Customer or its Affiliates in connection with the Recall; and*** (ii) indemnify, save and hold Customer and its Affiliates harmless from and against any and all *** to or *** by *** associated with or *** from any such Recall.

10.4 With respect to any Recall caused by the negligence, mistake, fault, error or omission of Customer or its Affiliates (including any adulteration or misbranding of the Contracted Product by Customer, or any introduction of the Drug Product into commerce in violation of any applicable rule, statute, regulation or governmental requirement by Customer), Customer shall:
***	(i) reimburse Supplier and its Affiliates and subcontractors for any and all *** directly incurred by Supplier in connection with the Recall; and
(ii)	indemnify, save and hold Supplier and its Affiliates and subcontractors harmless from and against any and all *** to or *** by *** associated with or *** from any such Recall.
10.5 With respect to any Recall caused by the shared negligence, mistake, fault, error, or omission of Supplier and Customer or their Affiliates or subcontractors, the Parties shall *** the *** and *** of the Recall in the *** of their ***, mistake, fault, error or omission, and they shall indemnify one another and their Affiliates and subcontractors with respect to third party claims associated with or resulting from the Recall in the same proportion.
Article 11
Indemnification
11.1 Supplier shall indemnify, defend and hold harmless Customer and its Affiliates, and their respective officers, directors and employees from any liability (including liability for death or injury), damage, deficiency, loss, judgments, assessments and, Costs arising from or attributable to: (a) Supplier’s negligent acts or omissions, willful wrongful acts or breach of any of its representations, warranties, covenants or other obligations hereunder, or (b) product liability claims including personal injury and death resulting from the manufacture, use, or sale of the Contracted Product to the extent attributable to the responsibility of Supplier. The indemnification is to be limited as follows: *** per claim per year and up to a *** per year, including liability for death or injury.
11.2 Customer shall indemnify, defend and hold harmless Supplier and its Affiliates, its officers, directors and employees from Costs directly or indirectly arising from or attributable to: (a) Customer’s negligent acts or omissions, willful wrongful acts, breach of any of its representations, warranties, covenants or other obligations hereunder, or (b) product liability claims including personal injury and death resulting from the manufacture, use, or sale of the Contracted Product to the extent attributable to the responsibility of Customer. The indemnification is to be limited as follows: *** per claim per year and up to a *** per year, including liability for death or injury.
11.3 Promptly after the receipt by any Party entitled to indemnity hereunder of (i) any claim or (ii) the commencement of any action or proceeding, such person (the Aggrieved Party) will, if a claim with respect thereto is to be made against any Party obligated to provide indemnification pursuant to this Article 11 (the Indemnifying Party), give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, and, upon such assumption, shall reasonably cooperate with the Indemnifying Party in the conduct of such defense. Failure by the Indemnifying Party to notify in writing the Aggrieved Party of its election to defend any such action within a reasonable time, but in no event more than fifteen (15) days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom. The Aggrieved Party may participate, ***, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party (which shall not be unreasonably delayed or withheld), or enter into any settlement, except with the written consent of the Aggrieved Party (which shall not be unreasonably delayed or withheld), which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim or litigation. In addition, all awards and costs payable by a third party to the Aggrieved Party or the Indemnifying Party shall belong to the Indemnifying Party.
11.4 If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Aggrieved Party may defend against such claim or litigation in such manner as it may deem appropriate and, unless the Indemnifying Party shall deposit with the Aggrieved Party a sum equivalent to the total amount demanded in such claim or litigation, or shall deliver to the Aggrieved Party a surety bond in form and substance reasonably satisfactory to the Aggrieved Party in such amount, the Aggrieved Party may settle such claim or litigation on such terms as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all expenses, legal or otherwise, incurred by the Aggrieved Party in connection with the defense against or settlement of such claim or litigation. If no settlement of such claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Aggrieved Party in the defense against such claim or litigation.
11.5 The indemnification provided in this Article 11, subject to the limitations set forth herein, shall be the exclusive remedy for damages available to any Aggrieved Party and shall survive indefinitely the expiration or termination of this Contract.
Article 12
Final Clauses
12.1 Supplier shall give Customer prompt notice of any governmental audit of Supplier as it relates to the manufacture, production or testing of the Contracted Product. Further, Supplier shall provide Customer with any relevant documentation provided to it relating to any such audit. Customer shall have the right to audit and inspect the manufacturing facility of Supplier provided that such audit visits occur no more than *** each calendar *** per *** and that Customer gives Supplier notice of a minimum of *** or as otherwise agreed to by the Parties prior to such visits, unless quality problems arise of such seriousness as to justify an *** visit.
12.2 Supplier and Customer shall keep the other fully informed in writing of any notification or other information, whether received directly or indirectly, that might (i) affect the marketability, safety or effectiveness of any Drug Product, (ii) result in liability issues or otherwise necessitate action on the part of either Party or (iii) result in Recall or seizure of any Contracted Product or Drug Product.

12.3 Supplier shall promptly comply with all FDA and other Regulatory Authority’s filing and reporting requirements with respect to the Contracted Product. Supplier shall be responsible for *** that may be required during the registration process.
12.4 In the event that it is not possible to obtain registration of the Drug Product from the FDA or other health authority by 31st December 2010, other than for either Party’s default, both Parties will be entitled to terminate this Contract for convenience and no compensation, indemnification, or other payment shall be due by either Party to the other in connection with such termination.
12.5 This Contract and any and all information provided by one Party to the other pursuant to this Contract (including all information relating to duration and quantity and price of the Contracted Product) shall be deemed to be confidential information (Confidential Information). Each Party will hold Confidential Information in complete confidence and will not, without the prior written consent of the other, use or disclose it in whole or in part to any person other than to those who are directly concerned with this Contract. The term “Confidential Information” shall not include information:
(i)	which at the time of disclosure to the other is in the public domain;

(ii)	which after disclosure becomes generally available to third parties from a source other than the disclosing Party: provided that such source is not bound by a confidentiality or other similar agreement with the discloser or by any other legal contractual or fiduciary obligation which prohibits the disclosure of such Confidential Information;

(iii)	which was lawfully in possession of the recipient prior to disclosure as evidenced by written records and which was not acquired directly or indirectly from the discloser; or

(iv)	which the recipient is required to disclose under law or under the regulations of any Governmental entity or agency. The obligations in this Article 12.5 shall expire on the *** anniversary of the expiration or termination of this Contract.

The obligations in this Article 12.5 shall expire on the *** anniversary of the expiration or termination of this Contract.
12.6 This Contract may only be amended or extended in writing.
12.7 If individual clauses of this Contract should be or become invalid, then the remainder of the Contract continues to be valid. In this case, the legally admissible regulation or action that has the closest financial effect to the invalid clause shall be substituted for the invalid clause.
12.8 This Contract shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. This Contract may be assigned and delegated by Customer to an Affiliate, or in connection with any sale, merger or other business combination involving all or substantially all of Customer’s assets or capital stock. Except as set forth in the preceding sentence, neither this Contract nor any other rights or obligations hereunder shall be assigned or delegated by either Party without the prior written consent of the other Party.
12.9 This Contract and any Sale/Purchase Contracts shall be governed by and construed in accordance with the laws of ***.
12.10 In the event of any dispute arising out of this Contract or any Sale/Purchase Contract, the Parties shall first seek to settle the dispute amicably by submitting such dispute to the respective

Chief Executive Officers who shall seek an amicable commercial resolution to such dispute. In the event however that such dispute cannot be settled in such a way within *** calendar *** of the dispute being brought to the attention of the respective CEO’s then the Parties shall submit such dispute to the courts as set out in Section 12.11 below.
12.11 Each of the Parties hereby submits to the exclusive jurisdiction of the Court of *** for the determination of any question or dispute arising under or in connection with the Contract or any Sale/Purchase Contract.
12.12 This Contract, including the Appendices attached hereto constitute the entire understanding and agreement of the Parties, and shall supersede any prior written or oral agreement or understanding between the Parties, including without limitation general terms and conditions of sale of Supplier. In the event of conflict between the provisions of this Contract and/or any of its Appendixes or any Sale/Purchase Contract the following hierarchy shall apply: (1), this Contract, (2) the Specifications, (3) the other Appendixes hereto and (4) the Sale/Purchase Contract.
12.13 Supplier hereby agrees that the Specifications as well as all the Confidential Information provided by the Customer to the Supplier regarding the Contracted Product are the exclusive property of Customer and cannot be disclosed to any third Party without prior written consent of Customer unless otherwise required by law and, in that case, only after giving Customer reasonable notice and a reasonable opportunity to move or petition the authority requiring such disclosure to implement measures to protect the Confidential Information.
12.14 The relationship between Customer, on the one hand, and Supplier, on the other hand, is that of independent contractors and nothing herein shall be deemed to constitute or create the relationship of partners, joint ventures nor of principal and agent between Customer and Supplier. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.
12.15 All communications information and notices required to be given under this Contract shall be sent by registered mail (return receipt requested), or delivered by hand to a duly authorised representative of the addressee. Such communications information and notices can also be sent by telefax (but in this case they must be confirmed by subsequent registered mail, return receipt requested). Such communication information and notices shall be sent to the following addresses, (or at such other address as either Party may notify to the other in the manner set forth in this Clause 12.15):
(a)	if to Supplier: Nordmark Arzneimittel GmbH & Co. KG Pinnauallee 4 25436 Uetersen Germany Attention: Dr. Peter Tonne Fax: 0049 4122 712 510

(b)	if to Customer: Eurand S.p.A. Via Martin Luther King, 13 20060 Pessano con Bornago (MI) Italy

Attention: Gearoid Faherty Fax: 0039 02 95745018
IN WITNESS WHEREOF, the Parties have caused this Contract to be executed by their duly authorized representatives as of the day and year first above written.

By:	/s/ Franz Empl	By:	/s/ Jörn Tonne	By:	/s/ Gearoid Faherty

	Name: Mr. Franz Empl		Name: Dr. Jörn Tonne		Name: Gearoid Faherty
	Title: Chief Financial Officer		Title: Vice President Marketing and Sales		Title: Chief Executive Officer
	Date: January 3, 2006				Date: January 3, 2006

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APPENDIX 1 — SPECIFICATIONS OF THE CONTRACTED PRODUCT
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APPENDIX 2 — DETERMINATION OF THE PRICES
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APPENDIX 3 — LEAD TIME
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APPENDIX 4 — QUALITY AGREEMENT
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